EXHIBIT 5.1

Hughes & Luce LLP

June 2, 2005

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

Re:	Registration Statement on Form S-3 of Wal-Mart Stores, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about June 2, 2005, with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and as contemplated by Instruction IV of the Commission’s Form S-3, and the proposed issuance and sale by the Company of its debt securities (the “Debt Securities”) registered or to be registered pursuant to the Registration Statement and the Company’s Registration Statement on Form S-3 (Registration No. 333-101847), which was declared effective by the Commission on December 27, 2002 (the “Original Registration Statement”). The Registration Statement incorporates by reference the contents of the Original Registration Statement. We are rendering this opinion in connection with the Registration Statement.

The Debt Securities will be issued pursuant to and governed by an indenture, dated as of December 2, 2002 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, NA, as indenture trustee. The Company has previously established series of the Debt Securities and may establish from time to time hereafter one or more additional series of the Debt Securities (each, a “Series”), in accordance with the terms of the Indenture.

In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the by-laws of the Company, each as amended and restated to date, the Registration Statement, the Original Registration Statement, the Indenture, resolutions of the executive committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity, (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) will have become effective and will comply with all applicable laws, (v) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby in accordance with all applicable laws, (vi) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered (each, an “Underwriting Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) at or prior to the time of delivery of each Debt Security, the authorization of the Series of which that Debt Security is a part will not be modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of that Debt Security.

As to facts material to our opinion, we have relied, to the extent that we deem such reliance proper and without investigation or independent verification, upon certificates of public officials and officers or other representatives of the Company.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, with respect to the Debt Securities of a Series to be offered and sold in reliance upon the Registration Statement, if (a) the Indenture remains duly qualified under the Trust Indenture Act of 1939, as amended, at the time of the offer and sales of such Debt Securities of a Series, (b) the Company has taken all necessary corporate action to establish the Series of which the Debt Securities are a part and to approve the terms of the Series of which the Debt Securities are a part, the issuance of the Debt Securities of that Series, the terms of the offering thereof and related matters, (c) the terms of the Series and the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities, and any Series of which the Debt Securities are a part, have been established, executed, authenticated, issued and delivered in accordance with the Indenture and any Supplemental Indenture, Board Resolution and Series Terms Certificate (as each such term is defined in the Indenture) relating to any such Series and the definitive Underwriting Agreement has been approved by all necessary corporate action of the Company, upon payment of the consideration for such Debt Securities as provided for therein, the Debt Securities issued by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefit of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Debt Security may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance or transfer, or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, or general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy, (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under the Indenture as opposed to another remedy provided for therein or another remedy available at law or in equity; and (iii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of (a) severability clauses or (b) any provisions contained in the Indenture that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws.

We note that the enforceability of specific provisions of the Indenture and the Debt Securities may be subject to (a) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (b) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

With respect to Section 8.07(i) of the Indenture, we express no opinion with respect to the enforceability of the parenthetical clause thereof relating to the limitations on the compensation of trustees.

With respect to Section 12.01 of the Indenture, we express no opinion as to the enforceability of any of these provisions to the extent that any of them purport to waive liability for violation of securities laws.

The foregoing opinion is limited in all respects to matters under and governed by the internal laws and regulations of the State of New York (exclusive of the conflict of law principles thereof) as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Debt Securities under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hughes & Luce LLP